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                                                                   Exhibit 23.05


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Corp. of our report dated October 21, 1998, relating to the financial statements and financial statement schedule of Four Media Company, which appears in Four Media Company's Annual Report on Form 10-K for the year ended August 1, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Los Angeles, California
February 9, 2000